Exhibit 99.2

AVENVI, LLC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-1

AVENVI, LLC.

BALANCE SHEET

AS OF SEPTEMBER 30, 2024

2024
ASSETS
Current Assets
Cash	$282,013
Equity investments at fair value	183,756
Total Current Assets	465,769
Non-Current assets
Property and Equipment	590,371
TOTAL ASSETS	$1,056,140
LIABILITIES AND MEMBERS’ EQUITY
Partners’ Capital	$656,349
Accumulated Earnings	399,791
Total Members’ Equity	1,056,140
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,056,140

The accompanying notes are an integral part of this financial statement.

F-2

AVENVI, LLC.

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS PERIOD FROM JANUARY 1, 2024 (DATE OF INCORPORATION) TO SEPTEMBER 30, 2024

Revenue	$-
Expenses
General and Administrative Expenses	2,346
Total Expenses	2,346
Net Operating Loss	(2,346)
Net gain on sale of investments	407,119
Dividend income	2,185
Unrealized loss of fair value changes of investments	(3,068)
Other Income/Expenses
Other Income	2,378
Interest income	139
Interest Expense	(6,616)
Net Income before taxes	399,791
Income Taxes	-
Net Income	$399,791

The accompanying notes are an integral part of this financial statement.

F-3

AVENVI, LLC.

STATEMENT OF MEMBERS’ EQUITY

FOR THE NINE MONTHS PERIOD FROM JANUARY 1, 2024 (DATE OF INCORPORATION) TO SEPTEMBER 30, 2024

Members’ Equity
Balance at January 1, 2024	-
Capital Contributions	$1,000,000
Partner Distributions	(343,651)
Net Income (Loss)	399,791
Balance at September 30, 2024	$1,056,140

The accompanying notes are an integral part of this financial statement.

F-4

AVENVI, LLC.

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS PERIOD FROM JANUARY 1, 2024 (DATE OF INCORPORATION) TO SEPTEMBER 30, 2024

2024
Cash flows from operating activities:
Net Income	$399,791
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized loss on investment	3,068
Gain on sale of investments	(407,119)
Net cash used in operating activities	(4,260)

Cash flows from investing activities:
Purchase of investments	(6,917,271)
Sale of investments	7,137,566
Acquisition of property and equipment	(590,371)
Net cash used in investing activities	(370,076)

Cash flows from financing activities:
Capital Contribution	1,000,000
Distributions	(343,651)
Net Cash provided by financing activities	656,349
Net increase (decrease) in cash and cash equivalents	282,013
Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at end of the period	$282,013

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$6,616
Cash paid for taxes	$-

The accompanying notes are an integral part of this financial statement.

F-5

AVENVI, LLC.

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

Note 1 — Organization and Nature of Operations

Avenvi, LLC (“the “Company”) was incorporated under the laws of the State of Florida on January 1st, 2024. The Company subsequently changed its domicile to the State of Florida on January 1st, 2024. Avenvi, LLC is a multi-faceted company specializing in multiple aspects of the real estate industry. The Company has built a portfolio of real estate ready to be developed, and it also offers financing to purchasers of Avenvi’s developed properties. The Company has thus positioned itself to be able to operate in the real estate industry from the identification of development opportunities all the way to the financing of purchases by end users. The Company also engages in short- term security investments.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Carrying value, recoverability, and impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. As of September 30, 2024 no such impairment was needed.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. As of September 30, 2024, the Company held a cash balance of $282,013, the organization’s balances exceeded federally insured limits by approximately $16,429 as of September 30, 2024.

F-6

Avenvi, LLC.

Notes to Financial Statements

(Audited)

Cash flows reporting

The Company follows ASC 230 to report cash flows. This standard classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by this standard to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports separately information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to this standard.

Fair Value

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

Level 1 — Quoted market prices for identical assets or liabilities in active markets or observable inputs; and

Level 2 — Significant other observable inputs that can be corroborated by observable market data; and

Level 3 — Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts payable and other liabilities, accrued expenses and settlement payable approximates fair value because of the short-term nature of these items.

All investments were at quoted prices and level 1 at September 30, 2024.

Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. During the nine months ended September 30, 2024, the Company added various real estate lots to be developed in the amount of $260,724 and a building for $329,647, which no depreciation was recorded in this period since the assets were not placed in service at the end of the period. Depreciation on property will be charged using straight-line method over the estimated useful life of 27.5 years, once the property is placed in service or available to use.

Income Taxes

The Company is treated as a partnership for income tax purposes; accordingly, income taxes have not been provided for in the accompanying financial statements. All of the Company’s income or losses are passed through to its members.

F-7

Legal Matters:

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date hereof, there are no legal claims currently pending or, to our knowledge, threatened against us or any of our officers or directors in their capacity as such or against any of our properties that, in the opinion of our management, would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Note 3 – Equity investments at fair value

The Company accounted for equity securities using the trading method under ASU 2016-01, securities are reported at fair value, and valuation changes directly recorded in current period earnings, impacting net income.

As of September 30, 2024
Cost Basis	$186,824
Unrealized gain/(loss)	$(3,068)
Equity securities - Fair value	$183,756

The Company had a net gain on sales of investments of $407,119 and $2,185 in dividend income.

During the nine months ended September 30, 2024, the Company purchased Earth Science Tech’s common stock. As of September 30, 2024, as part of the repurchase program, Earth Science Tech, Inc. paid Avenvi LLC $444,078 for stock repurchases with no gain or loss on these transactions.

F-8

Note 4 – Property and Equipment

As of September 30, 2024
Land	$260,724
Building	$329,647
Accumulated depreciation	$-
Total	$590,371

No depreciation was recorded, since the assets were not placed in service at the end of the period.

Note 5 – Members’ Equity

During the nine months ended September 30, 2024 Giorgio R. Saumat purchased from the other partners members of the entities, leaving Girogio R. Saumat as the sole owner of Avenvi, LLC. The Company distributed to Giorgio R. Saumat a total of $343,651.

Note 6 – Subsequent Events

On October 1, 2024, Earth Science Tech, Inc., a Florida corporation (the “Company”), completed the acquisition of Avenvi, LLC., (“Avenvi”), a Florida limited liability company owned by Giorgio R. Saumat, as an asset acquisition for a total of $1,058,788., with an initial payment of $258,788, followed by subsequent monthly payments of $200,000 for the next four months. The acquisition encompasses approximately four acres of vacant residential real estate intended for development, one commercial property comprising nearly half an acre featuring a standalone building with five thousand square feet, and cash or cash equivalents held by Avenvi. Visit: avenvi.com.

Related Party Transaction

Giorgio R. Saumat, who is the owner of Avenvi, LLC as of September 30th, 2024 and also serves as Earth Science’s Tech, Inc Chief Executive Officer (CEO) and the Chairman of Board, is the seller in this transaction. The transaction was reviewed and approved by the Board of Directors to ensure that the terms were no less favorable to the Company than those that could be obtained from unaffiliated third parties.

F-9